AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 2003
                                                      REGISTRATION NO. 333-50782
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ----------------


                                   FORM SB-2/A
                         POST-EFFECTIVE AMENDMENT NO. 1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    CORPORATE DEVELOPMENT AND INNOVATION INC.
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         WASHINGTON                      5499                 91-2060082
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      INDUSTRIAL CODE)     IDENTIFICATION NUMBER)

          4911 CABOT DRIVE, RICHMOND, BRITISH COLUMBIA  CANADA  V7C 4J5
                                 (604) 271-0755
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                                ----------------

           AGENT FOR SERVICE:                      WITH A COPY TO:
            VICKI E. ORRICO                      EDWIN LAO, PRESIDENT
     OGDEN MURPHY WALLACE, P.L.L.C.    CORPORATE DEVELOPMENT AND INNOVATION INC.
     1601 FIFTH AVENUE, SUITE 2100                 4911 CABOT DRIVE
     SEATTLE, WASHINGTON 98101-1686    RICHMOND, BRITISH COLUMBIA CANADA V7C 4J5
            (206) 447-7000                         (604) 271-0755
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


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                     REMOVAL OF SECURITIES FROM REGISTRATION
                     ---------------------------------------

On July 10, 2002, the Securities and Exchange Commission declared effective a registration statement for an offering of 7,000,000 shares of Corporate Development and Innovation Inc. Class A common stock to the public. The offering closed on October 8, 2002. We sold a total of 761,000 shares of our common stock in the offering. We now further amend the registration statement to remove from registration the 6,239,000 shares of common stock that were not sold in the offering.



                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Delta, British Columbia, Canada, on the 7th day of February, 2003.

                                    Corporate Development and Innovation Inc.


                                    By:        /s/ Edwin Lao
                                       ----------------------------------------
                                                  EDWIN LAO
                                                  PRESIDENT


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                        TITLE                               DATE
---------                        -----                               ----

/s/ Edwin Lao    President, Secretary, Chief Accounting       7th February, 2003
---------------   and Financial Officer, and Director
  EDWIN LAO


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